Exhibit 99.1

BFC Financial Corporation Announces
Financial Results for the Fourth Quarter and Full Year 2004

FORT LAUDERDALE, FL, — March 10, 2005 — BFC Financial Corporation (“BFC”) (NASDAQ:BFCF), a diversified holding company that invests in and acquires operating businesses in a variety of industries, today announced financial results for the fourth quarter and year ended December 31, 2004.

Net Income
Net income available to common shareholders for the full year 2004 was $13.8 million, or $0.47 per diluted share, a 97% increase compared with $7.0 million, or $0.25 per diluted share, for 2003. Net income for 2004 included a gain related to the favorable settlement of litigation related to an investment and both 2003 and 2004 included a charge related to debt redemptions. Excluding these items for both 2003 and 2004, net income per diluted share for 2004 increased 53% over 2003.

Net income available to common shareholders for the fourth quarter of 2004 was $2.9 million, or $0.09 per diluted share, a 196% increase compared with $1.0 million, or $0.03 per diluted share for the fourth quarter of 2003.

Segment Income from Continuing Operations After Minority Interest*
For the year ended December 31, 2004, consolidated income from continuing operations (after minority interest*) was $14.2 million compared to $5.9 million for the year ended December 31, 2003, an increase of 142%. Income from continuing operations (after minority interest*) for our reporting segments for 2004 versus 2003 follows:

•	Financial Services (comprised of BankAtlantic Bancorp and its subsidiaries, including BankAtlantic and Ryan Beck & Co.) earned $15.7 million for 2004 compared to $6.9 million for 2003, an increase of 128%.

•	Homebuilding and Real Estate Development (comprised of Levitt Corporation and its subsidiaries, including Levitt and Sons, Core Communities and Bowden Homes) earned $10.3 million for 2004 compared to $6.0 million for 2003, an increase of 70%.

•	Other Operations (comprised of all of the operations and all of the assets owned by BFC other than BankAtlantic Bancorp and its subsidiaries and Levitt and its subsidiaries, as well as BFC overhead and interest expense) incurred a loss of $11.7 million for 2004 compared to a loss of $8.2 million for 2003, an increase of 43%.

Income (loss) from continuing operations (after minority interest*) for our reporting segments for the fourth quarter of 2004 versus the same period for 2003 follows:

•	Financial Services earned $3.8 million for the fourth quarter of 2004 compared to $1.5 million for the fourth quarter of 2003, an increase of 155%.

•	Homebuilding and Real Estate Development earned $2.8 million for the fourth quarter of 2004 compared to $2.1 million for the fourth quarter of 2003, an increase of 32%.

•	Other Operations incurred a loss of $3.7 million for the fourth quarter of 2004 compared to a loss of $3.0 million for the fourth quarter of 2003, an increase of 25%.

The results described above are summarized in the following table:

	3 Months Ended			Year Ended
(in millions, except per share data)	December 31,			December 31,
			%			%
	2004	2003	Change	2004	2003	Change
Income from continuing operations (after minority interest *)	$2.9	$1.0	196%	$14.2	$5.9	142%
Income from discontinued operations, net of taxes	0.0	0.0	n/a	0.0	1.1	(100%)
Net income	2.9	1.0	196%	14.2	7.0	103%
5% preferred stock dividends	0.2	0.0	n/a	0.4	0.0	n/a
Net income available to common shareholders	$2.7	$1.0	177%	$13.8	$7.0	97%

Basic earnings per share	$0.11	$0.04		$0.57	$0.31
Diluted earnings per share	0.09	0.03		0.47	0.25

Basic weighted average number of common shares outstanding	24.5	23.0		24.2	22.8
Diluted weighted average number of common and common equivalent shares outstanding	27.9	27.0		27.8	26.0

Shareholders’ Equity or Book Value
Shareholders’ equity, or book value, grew from $85.7 million as of December 31, 2003 to $125.3 million as of December 31, 2004, an increase of 46%. This increase was primarily due to increase in net income, issuance of 5% Convertible Preferred Stock during 2004, the effect of subsidiaries’ capital transactions, retirement of common stock and the tax effect of the exercise of stock options.

Market Value of Public Holdings and BFC Market Capitalization
The market value of our public holdings increased to $363.5 million at December 31, 2004 from $249.0 million at December 31, 2003, an increase of 46%. Our public holdings are comprised of 13.2 million shares of common stock, or 22%, of BankAtlantic Bancorp (NYSE: BBX) and 3.3 million shares of common stock, or 16.6%, of Levitt Corporation (NYSE: LEV).

•	BankAtlantic Bancorp’s stock price increased 43% in 2004 from $13.89 per share at December 31, 2003 to $19.90 per share at December 31, 2004.

•	Levitt Corporation was spun-off from BankAtlantic Bancorp on December 31, 2003. Levitt Corporation’s stock price increased 52% in 2004 from $20.15 per share on January 2, 2004 (the first trading day after the spin-off) to $30.57 per share at December 31, 2004.

The market capitalization of BFC increased to $286.0 million at December 31, 2004 from $146.1 million at December 31, 2003, an increase of 52%.

Other Events
Our 2004 Annual Report on Form 10-K will contain much more information than this press release and is currently scheduled to be filed with the Securities and Exchange Commission on March 16, 2005. We will also post the 2004 10-K on the BFC website which can be accessed via www.bfcfinancial.com.

* “Minority Interest” is an accounting term for that portion of a consolidated entity that is owned by others. Both BankAtlantic Bancorp and Levitt Corporation are consolidated in BFC’s financial statements because of BFC’s control ownership position in each of those companies, even though BFC’s equity ownership is less than a majority in each entity (BFC owns 22% of BankAtlantic Bancorp and 16.6% of Levitt Corporation).

About BFC Financial Corporation:
BFC Financial Corporation (NASDAQ: BFCF) is a diversified holding company that invests in and acquires private and public companies in different industries. BFC’s current major holdings include BankAtlantic Bancorp (NYSE: BBX) and its subsidiaries, BankAtlantic and Ryan Beck & Co.; Levitt Corporation (NYSE: LEV), which includes its subsidiaries Levitt and Sons™ and Core Communities; Levitt Corporation’s 31% ownership in Bluegreen Corporation (NYSE: BXG), as well as a minority interest in the renowned national restaurant chain, Benihana, Inc. (NASDAQ: BNHNA). BFC’s direct and indirect diverse ownership interests span a variety of business sectors, including consumer and commercial banking; brokerage and investment banking services; homebuilding; development of master-planned communities; the hospitality and leisure sector through the development, marketing and sales of vacation resorts on a time-share, vacation club model; and the restaurant and family dining business.

BFC Contact Info:
Investor and Corporate Communications:
Sharon Lyn, Vice President
Email: CorpComm@BFCFinancial.com
Phone: (954) 760-5151, Fax: (954) 760-5415
Mailing Address:

BFC Financial Corporation
Attn: Investor Relations
1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304
Investor Relations:
Leo Hinkley, Senior Vice President
Email: InvestorRelations@BFCFinancial.com

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Matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. Past performance is no indication of current or future results. These forward-looking statements are based largely on the expectations of BFC and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control including the risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission. Moreover, this press release contains only summary and partial financial data for the periods in question and is subject to the completion of our audit. More complete information on financial results will be contained in our 2004 Annual Report on Form 10-K which we currently expect to file on March 16, 2005 with the Securities and Exchange Commission and to make available at that time on the BFC website at www.bfcfinancial.com.

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